EXHIBIT 12
STATE STREET CORPORATION
Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

(Dollars in millions)		Nine Months Ended	Years Ended December 31,
		September 30, 2012	2011	2010	2009	2008	2007
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,179	$2,536	$2,086	$2,525	$2,842	$1,903
Share of pre-tax income (loss) of unconsolidated entities		(13)	37	67	43	34	65
Fixed charges		285	462	636	607	983	1,248
Adjusted earnings	(A)	$2,451	$3,035	$2,789	$3,175	$3,859	$3,216
Interest on short-term borrowings		$55	$96	$257	$218	$674	$959
Interest on long-term debt, including amortization of debt issuance costs		136	241	235	251	187	189
Portion of long-term leases representative of the interest factor(1)		94	125	144	138	122	100
Preferred stock dividends and related adjustments(2)		40	27	—	226	34	—
Fixed charges and preferred stock dividends	(B)	$325	$489	$636	$833	$1,017	$1,248
Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends, excluding interest on deposits	(A)/(B)	7.54 x	6.21 x	4.39 x	3.81 x	3.79 x	2.58 x
INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,179	$2,536	$2,086	$2,525	$2,842	$1,903
Share of pre-tax income (loss) of unconsolidated entities		(13)	37	67	43	34	65
Fixed charges		412	682	849	802	2,309	3,546
Adjusted earnings	(C)	$2,578	$3,255	$3,002	$3,370	$5,185	$5,514
Interest on short-term borrowings and deposits		$182	$316	$470	$413	$2,000	$3,257
Interest on long-term debt, including amortization of debt issuance costs		136	241	235	251	187	189
Portion of long-term leases representative of the interest factor(1)		94	125	144	138	122	100
Preferred stock dividends and related adjustments(2)		40	27	—	226	34	—
Fixed charges and preferred stock dividends	(D)	$452	$709	$849	$1,028	$2,343	$3,546
Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends, including interest on deposits	(C)/(D)	5.70 x	4.59 x	3.54 x	3.28 x	2.21 x	1.55 x

(1)
The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in our consolidated statement of income.

(2)	Preferred dividends and related adjustments, including accretion, were adjusted to represent pre-tax earnings that would be required to cover dividend and accretion requirements.

STATE STREET CORPORATION
Ratios of Earnings to Fixed Charges

(Dollars in millions)		Nine Months Ended	Years Ended December 31,
		September 30, 2012	2011	2010	2009	2008	2007
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,179	$2,536	$2,086	$2,525	$2,842	$1,903
Share of pre-tax income (loss) of unconsolidated entities		(13)	37	67	43	34	65
Fixed charges		285	462	636	607	983	1,248
Adjusted earnings	(A)	$2,451	$3,035	$2,789	$3,175	$3,859	$3,216
Interest on short-term borrowings		$55	$96	$257	$218	$674	$959
Interest on long-term debt, including amortization of debt issuance costs		136	241	235	251	187	189
Portion of long-term leases representative of the interest factor(1)		94	125	144	138	122	100
Fixed charges	(B)	$285	$462	$636	$607	$983	$1,248
Consolidated ratios of adjusted earnings to fixed charges, excluding interest on deposits	(A)/(B)	8.60 x	6.57x	4.39x	5.23x	3.93x	2.58 x
INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,179	$2,536	$2,086	$2,525	$2,842	$1,903
Share of pre-tax income (loss) of unconsolidated entities		(13)	37	67	43	34	65
Fixed charges		412	682	849	802	2,309	3,546
Adjusted earnings	(C)	$2,578	$3,255	$3,002	$3,370	$5,185	$5,514
Interest on short-term borrowings and deposits		$182	$316	$470	$413	$2,000	$3,257
Interest on long-term debt, including amortization of debt issuance costs		136	241	235	251	187	189
Portion of long-term leases representative of the interest factor(1)		94	125	144	138	122	100
Fixed charges	(D)	$412	$682	$849	$802	$2,309	$3,546
Consolidated ratios of adjusted earnings to fixed charges, including interest on deposits	(C)/(D)	6.26 x	4.77x	3.54x	4.20x	2.25x	1.55 x

(1)
The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in our consolidated statement of income.